Exhibit 99.1

Dean Foods Company Initiates Voluntary Reorganization with New Financial Support from Existing Lenders

Company Secures Commitments for $850 Million in DIP Financing to Support Operations

In Advanced Discussions with Dairy Farmers of America Regarding a Potential Sale

Business Continues Regular Operations; Customers Receiving Uninterrupted Supply of  Dairy Products as Normal

DALLAS – November 12, 2019 – Dean Foods Company (NYSE: DF) (“Dean Foods” or the “Company”) today announced that it and substantially all of its subsidiaries have initiated voluntary Chapter 11 reorganization proceedings in the Southern District of Texas. The Company intends to use this process to protect and support its ongoing business operations and address debt and unfunded pension obligations while it works toward an orderly and efficient sale of the Company.

Dean Foods also announced that it is engaged in advanced discussions with Dairy Farmers of America, Inc. (“DFA”) regarding a potential sale of substantially all assets of the Company. If the parties ultimately reach agreement on the terms of a sale, such transaction would be subject to regulatory approval and would be subject to higher or otherwise better offers in the bankruptcy.

Dean Foods is operating in the ordinary course of business and remains focused on providing its customers with wholesome, great-tasting dairy products and the highest levels of quality, service and value. The Company has received a commitment of approximately $850 million in debtor-in-possession (“DIP”) financing from certain of its existing lenders led by Rabobank. Following court approval, the Company expects to use the DIP financing, together with cash on hand and operating cash flows, to support its continued operation throughout this process, including payment of employee wages and benefits without interruption and payment to suppliers and vendors in full under normal terms for goods and services provided on or after the filing date.

“The actions we are announcing today are designed to enable us to continue serving our customers and operating as normal as we work toward the sale of our business,” said Eric Beringause, who recently joined Dean Foods as President and Chief Executive Officer. “We have a strong operational footprint and distribution network, a robust portfolio of leading national brands and extensive private label capabilities, all supported by approximately 15,000 dedicated employees around the country. Despite our best efforts to make our business more agile and cost-efficient, we continue to be impacted by a challenging operating environment marked by continuing declines in consumer milk consumption. Importantly, we are continuing to provide customers with an uninterrupted supply of high-quality dairy products, as well as supporting our dairy suppliers and other partners.”

Mr. Beringause continued, “Since joining the company just over three months ago, I’ve taken a hard look at our challenges, as well as our opportunities, and truly believe we are taking the best path forward. In recent months, we have put in place a new senior management team that not only has considerable experience in the dairy and consumer product industries, but also in executing major turnarounds. I am confident we have the right people in place to lead us through this process. I want to thank all Dean Foods employees for their continued commitment to our customers, our partners and our company. I also want to thank our suppliers and other business partners for their cooperation and our customers for their continued support.”

In conjunction with the court-supervised process, Dean Foods has filed a number of customary motions seeking court authorization to continue to support its business operations. The Company expects to receive court approval for all of these requests. The Company also intends to file bidding procedures with the court to conduct a sale in accordance with Section 363 of the U.S. Bankruptcy Code and work with its creditors to explore a potential stand-alone plan of reorganization.

Additional information is available on the restructuring page of the Company’s website, www.DeanFoodsRestructuring.com. In addition, court filings and other information related to the proceedings are available on a separate website administered by the Company’s claims agent, Epiq Corporate Restructuring, LLC, at https://dm.epiq11.com/SouthernFoods, or by calling Epiq representatives toll-free at 1-833-935-1362 or 1-503-597-7660 for calls originating outside of the U.S.

Davis Polk & Wardwell LLP and Norton Rose Fulbright are serving as legal advisors to the Company, Evercore is serving as its investment banker and Alvarez & Marsal is serving as its financial advisor.

In light of the bankruptcy filing, the Company has cancelled its quarterly earnings call, which was scheduled to take place today at 9:00 a.m. Eastern time.

About Dean Foods

Dean Foods is a leading food and beverage company and the largest processor and direct-to-store distributor of fresh fluid milk and other dairy and dairy case products in the United States. Headquartered in Dallas, Texas, the Dean Foods portfolio includes DairyPure®, the country's first and largest fresh, national white milk brand, and TruMoo®, the leading national flavored milk brand, along with well-known regional dairy brands such as Alta Dena®, Berkeley Farms®, Country Fresh®, Dean's®, Friendly's®, Garelick Farms®, LAND O LAKES®* milk and cultured products, Lehigh Valley Dairy Farms®, Mayfield®, McArthur®, Meadow Gold®, Oak Farms®, PET®**, T.G. Lee®, Tuscan® and more. Dean Foods also has a joint venture with Organic Valley®, distributing fresh organic products to local retailers. In all, Dean Foods has more than 50 national, regional and local dairy brands as well as private labels. Dean Foods also makes and distributes ice cream, cultured products, juices, teas, and bottled water. Approximately 15,000 employees across the country work every day to make Dean Foods the most admired and trusted provider of wholesome, great-tasting dairy products at every occasion. For more information about Dean Foods and its brands, visit www.deanfoods.com.

Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this release that address activities, events or developments that the Company expects, believes, targets or anticipates will or may occur in the future are forward-looking statements. The Company's actual results may differ materially from those anticipated in these forward-looking statements as a result of certain risks and other factors, which could include the following: risks and uncertainties relating to the Company's Chapter 11 cases (the "Chapter 11 Case"), including but not limited to, the Company's ability to obtain bankruptcy court approval with respect to motions in the Chapter 11 Case, the Company’s ability to consummate the planned sale of the business pursuant to the Chapter 11 Case and, if consummated, to obtain an adequate price, the effects of the Chapter 11 Case on the Company and on the interests of various constituents, bankruptcy court rulings in the Chapter 11 Case and the outcome of the Chapter 11 Case in general, the length of time the Company will operate under the Chapter 11 Case, risks associated with third-party motions in the Chapter 11 Case, the potential adverse effects of the Chapter 11 Case on the Company's liquidity or results of operations and increased legal and other professional costs necessary to execute the Company's reorganization; the conditions to which the Company's debtor-in-possession financing is subject and the risk that these conditions may not be satisfied for various reasons, including for reasons outside of the Company's control; the consequences of the acceleration of our debt obligations; as well as other risk factors set forth in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Additionally, there can be no assurances that Dean and DFA will ultimately reach agreement, that the sale will receive regulatory approval, or that the sale will be successfully consummated. The Company therefore cautions readers against relying on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on the Company's behalf are expressly qualified in their entirety by the foregoing cautionary statements. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in its expectations with regard thereto or any changes in the events, conditions or circumstances on which any such statement is based except as required by law.

Contacts

Investor Relations

+1 214-303-3438.

Media

+1 214-721-7766

media@deanfoods.com

Michael Freitag / Aura Reinhard / Viveca Tress

Joele Frank, Wilkinson Brimmer Katcher

+1 212-355-4449